UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: March 5, 2004

SUNBURST ACQUISITIONS III, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-23559	84-14320001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4807 S. Zang Way Morrison, CO	80465
(Address of Principal Executive Office)	(Zip Code)

(303) 979-2404

(Registrant's telephone number)

ITEM 4.         CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On or about March 5, 2004, Comiskey & Co., Denver, Colorado, notified the Company that it was resigning as the Company's auditor for the fiscal year ending August 31, 2002, and subsequent years, because of the partner rotation requirements of the Sarbanes-Oxley Act of 2002.

The reports of Comiskey & Co. on the Company's financial statements for the fiscal years ending August 31, 1997, August 31, 1998, August 31, 1999, August 31, 2000 and August 31, 2001did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to any uncertainty, audit scope, or accounting principle. There have been no disagreements with Comiskey & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events between Comiskey & Co. and the Company.

On March 9, 2004, the Board of Directors of the Company appointed the firm of Larry O'Donnell, CPA, 2228 Fraser Street, Aurora Colorado 80014, as independent auditor of the Company for the periods ending August 31, 2002, August 31, 2003, and August 31, 2004.

Prior to the engagement of Larry O'Donnell, CPA, neither the Company nor anyone on its behalf consulted with such firm regarding the application of accounting principles to a specified transaction whether completed or uncompleted, the type of audit opinion that might be rendered on the Company's financial statements or as to any matter that was either the subject of a disagreement with the previous independent auditor or was a reportable event.

On March 9, 2004, the Company provided a draft copy of this amended report on Form 8-K to Comiskey & Co., requesting their comments on the information contained herein. The responsive letter from Comiskey & Co. is filed as an exhibit hereto.

ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS

         (c)         16.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNBURST ACQUISITIONS III, INC.

By: /S/ JAY LUTSKY
           Jay Lutsky, President

By: /S/ MICHAEL R. QUINN
           Michael R. Quinn, Secretary

Date: March 9, 2004